                                                                    EXHIBIT 4(b)

                             [FORM OF FACE OF NOTE]



                 [Unless this Certificate is presented by an authorized representative of The Depositary Trust Company, a New York corporation ("DTC"), to the Issuer or its agent for registration of transfer, conversion, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OF OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.](1)



No.                                     $___________

                                        CUSIP________


                         TEXAS INSTRUMENTS INCORPORATED

                                   % Note Due


          TEXAS INSTRUMENTS INCORPORATED, a Delaware corporation (the
"Issuer"), for value received, hereby promises to pay to           or
registered assigns, at the office or agency of the Issuer in the Borough of
Manhattan, The City of New York, the principal sum of             Dollars on
, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and
to pay interest, semiannually on              and              of each year,
commencing             ,      , on said principal sum at said office or agency,
in like coin or currency, at the rate per annum specified in the title of this
Note, from the           or the            , as the case may be, next preceding
the date of this Note to which interest has been paid, unless the date hereof is a date to which interest has been paid or duly provided for, in which case from the date of this Note, or unless no interest has been paid or duly
provided for on these Notes, in which case from           ,            , until



____________________
(1) To be used for Registered Global Securities.

payment of said principal sum has been made or duly provided for; provided, that payment of interest may be made at the option of the Issuer by check mailed to the address of the person entitled thereto as such address shall appear on the Security register. Notwithstanding the foregoing, if the date
hereof is after the      day of          or           , as the case may be, and
before the following           or          , this Note shall bear interest from
such or            ; provided, that if the Issuer shall default in the payment
of interest due on such          or , then this Note shall bear interest from
the next preceding         or          , to which interest has been paid or
duly provided for or, if no interest has been paid or duly provided for on this
Note, from           .  The interest so payable on any          or          ,
will, subject to certain exceptions provided in the Indenture referred to on the reverse hereof, be paid to the person in whose name this Note is registered
at the close of business on the or           , as the case may be, next
preceding such            or            .

          Reference is made to the further provisions of this Note set forth on the reverse hereof. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

          This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed by the Trustee under the Indenture referred to on the reverse hereof.

          IN WITNESS WHEREOF, Texas Instruments Incorporated has caused this instrument to be signed by facsimile by its duly authorized officers and has caused a facsimile of its corporate seal to be affixed hereunto or imprinted hereon.

     Dated:


                                                TEXAS INSTRUMENTS INCORPORATED

[CORPORATE SEAL]
                                                By______________________________


                                                By______________________________

               [FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION]


          This is one of the Securities of the series designated herein referred to in the within-mentioned Indenture.





                                          Citibank, N.A., as Trustee



                                          By__________________________
                                               Authorized Officer



                           [FORM OF REVERSE OF NOTE]


                         TEXAS INSTRUMENTS INCORPORATED


                                   % Note Due



          This Note is one of a duly authorized issue of debentures, notes, bonds or other evidences of indebtedness of the Issuer (hereinafter called the "Securities") of the series hereinafter specified, all issued or to be issued under and pursuant to an indenture dated as of _____________ (herein called the "Indenture"), duly executed and delivered by the Issuer to Citibank, N.A., Trustee (herein called the "Trustee"), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Issuer and the registered holders of the Securities (herein called the "Holders"). The Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest (if any) at different rates, may be subject to different redemption provisions (if any), may be subject to different conversion provisions (if any), may be subject to different sinking, purchase or analogous funds (if any) and may otherwise vary as in the Indenture provided. This Note is one of a series designated as the % Notes Due of the Issuer,




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
limited in aggregate principal amount to $       (the "Notes").

          In case an Event of Default, as defined in the Indenture, with respect to the Notes shall have occurred and be continuing, the principal hereof may be declared, and, upon such declaration, shall become due and payable in the manner, with the effect and subject to the conditions provided in the Indenture.

          The Indenture contains provisions permitting the Issuer and the Trustee, with the consent of the Holders of not less than a majority in aggregate principal amount of the Securities at the time Outstanding (as defined in the Indenture) of all series to be affected (voting as one class), evidenced as in the Indenture provided, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the Holders of the Securities of each such series; provided, however, that no such supplemental indenture shall (i) extend the final maturity of any Security, or reduce the principal amount thereof (including any premium thereon) or reduce the rate or extend the time of payment of any interest thereon, or reduce any amount payable on redemption thereof, or impair the right to institute suit for the enforcement of any such payment when due or of any conversion thereof, or affect any right to convert any Security, or change the currency in which the principal thereof (including any amount in respect of original issue discount) or interest thereon is payable, or reduce the amount of any original discount security payable upon acceleration or provable in bankruptcy, or alter certain provisions of the Indenture relating to Securities not denominated in U.S. dollars without the consent of the Holder of each Security so affected, or (ii) reduce the aforesaid percentage of Securities of any series, the consent of the Holders of which is required for any such supplemental indenture, without the consent of the Holder of each Security affected. It is also provided in the Indenture that, with respect to certain defaults or Events of Default regarding the Securities of any series, prior to any declaration accelerating the maturity of such Securities, the Holders of a majority in aggregate principal amount Outstanding of the Securities of such series (or, in the case of certain defaults or Events of Default, all or certain series of the Securities) may on behalf of the Holders of all the Securities of such series (or all or certain series of the Securities, as the case may be) waive any such past default or Event of Default and its consequences. The preceding sentence shall not, however, apply to a default in the payment of the principal (including any premium) of or interest on any of the Securities, or in the conversion of any Security in accordance with the Indenture. Any such consent or waiver by the Holder of this Note (unless revoked as provided in the Indenture) shall be conclusive and binding upon such Holder and upon all future Holders and owners of this Note and any Notes which may be issued in exchange or substitution herefor, irrespective of whether or not any notation thereof is made upon this Note or such other Notes.

          [The provisions for defeasance contained in Section 10.1(B) of the Indenture shall not apply to the Notes.]

          No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal (including any premium) and interest on this Note in the manner, at the respective times, at the rate and in the coin or currency herein prescribed.

          [The Notes are issuable in registered form without coupons in
denominations of $     and any multiple of $ and, at the office or agency of
the Issuer in the Borough of Manhattan, The City of New York, in the manner and subject to the limitations provided in the Indenture, but without the payment of any service charge, Notes may be exchanged for a like aggregate principal amount of Notes of other authorized denominations.](2)

          [The Notes are being issued by means of a book-entry system, with no physical distribution of certificates to be made except as provided in the Indenture. The Notes are issuable only in registered form, without coupons. One certificate will be issued for each $200,000,000 aggregate principal amount or portion thereof of the Notes, each registered in the name of Cede & Co. The Issuer has designated DTC as the depositary with respect to the Notes, which has designated Cede & Co. as its nominee. The book-entry only system will evidence positions held in the Notes by DTC participants; beneficial ownership of the Notes in the principal amount of $1,000, or any integral multiple thereof, shall be evidenced in the records of such participants. Transfers of ownership shall be effected on the records of DTC and its participants pursuant to rules and procedures established by DTC and its participants.



____________________

(2) To be used for certificated Securities.


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
          The Issuer and the Trustee will recognize the registered owner of this Note as the owner of this Note for all purposes, including payments of principal of and interest on this Note, notices and voting. Transfers of principal and interest payments to beneficial owners of this Note by participants of DTC will be the responsibility of such participants and other nominees of such beneficial owners. The Issuer will not be responsible or liable for such transfers of payments or for maintaining, supervising or reviewing the records maintained by DTC, Cede & Co., its participants or persons acting through such participants. While Cede & Co. is the owner of this Note, notwithstanding any provisions herein contained to the contrary, payments of principal of and interest on this Note shall be made in accordance with existing arrangements among the Trustee, the Issuer and DTC.](3)

          [The Notes may be redeemed at the option of the Issuer as a whole, or
from time to time in part, on any date after             and prior to maturity,
upon mailing a notice of such redemption not less than 30 nor more than 60 days prior to the date fixed for redemption to the Holders of Notes at their last registered addresses, all as further provided in the Indenture, at the following redemption prices (expressed in percentages of the principal amount) together in each case with accrued interest to the date fixed for redemption:

          If redeemed during the twelve-month period beginning       ,

Year           Percentage              Year           Percentage
- ----           ----------              ----           ----------



                                                       ](4)

          [The Notes are not redeemable prior to maturity.](5)

          [Subject to the provisions of the Indenture, the Holder has the right, at his or her option, at any time until and including, but not after the close of business on, _______________ (except that, in case this Note or a portion


____________________

(3) To be used for book-entry Securities.

(4) To be used for redeemable Securities.

(5) To be used for non-redeemable Securities.

hereof shall be called for redemption and the Issuer shall not thereafter default in making due provision for the payment of the redemption price, such right shall terminate with respect to this Note or such portion hereof at the close of business on the date fixed for redemption), to convert the principal of this Note (or any portion hereof which is $__ or an integral multiple thereof) into fully paid and nonassessable shares (calculated as to each conversion to the nearest 1/100th of a share) of the Issuer's Common Stock, par value $1.00 per share (the "Common Stock"), as said shares shall be constituted at the date of conversion, at the conversion price of $___ principal amount of Notes for each share of Common Stock, or at the adjusted conversion price in effect at the date of conversion, determined as provided in the Indenture, upon surrender of this Note to the Issuer at the office or agency of the Issuer maintained for the purpose in the Borough of Manhattan, The City of New York, together with a fully executed notice substantially in the form set forth at the foot hereof that the Holder elects so to convert this Note (or any portion hereof which is a multiple of $__) and, if this Note is surrendered for conversion during the period between the close of business on a record date and the opening of business on the interest payment date next following such record date and has not been called for redemption on a date fixed for redemption during such period, accompanied by payment of an amount equal to the interest payable on such interest payment date on the principal amount of the Note being surrendered for conversion. Except as provided in the preceding sentence or as otherwise expressly provided in the Indenture, no payment or adjustment shall be made on account of interest accrued on this Note (or portion hereof) so converted or on account of any dividend or distribution on any such Common Stock issued upon conversion. If so required by the Issuer or the Trustee, this Note, upon surrender for conversion as aforesaid, shall be duly endorsed by, or be accompanied by an instrument of transfer, in form satisfactory to the Issuer and the Trustee, duly executed by, the Holder or by his or her duly authorized attorney. Subject to the aforesaid requirement for payment and, in the case of a conversion after the record date next preceding any interest payment date and on or before such interest payment date, to the right of the Holder of this Note (or any predecessor security) of record at such record date to receive an installment of interest (with certain exceptions provided in the Indenture), no adjustment is to be made on conversion for interest accrued hereon or for dividends on shares of Common Stock issued on conversion. The conversion price from time to time in effect is subject to adjustment as provided in the Indenture. No fractions of shares will be issued on conversion, but an adjustment in cash will be made for any fractional interest as provided in the Indenture. In addition, the Indenture provides that, in the case of certain consolidations, mergers or share exchanges to which the Issuer is a party, or the sale of substantially all of the assets of the Issuer, the Indenture shall be amended, without the consent of any Holders, so that this Note, if then Outstanding, will be convertible thereafter, during the period this Note shall be convertible as specified above, only into the kind and amount of securities, cash and other property receivable upon the consolidation, merger, share exchange or sale by a holder of the number of shares of Common Stock into which this Note might have been converted immediately prior to such consolidation, merger, share exchange or sale (assuming such holder of Common Stock failed to exercise any rights of election and received per share the kind and amount received per share by a plurality of non-electing shares). In the event of conversion of this Note in part only, a new Note or Notes for the unconverted portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof.](6)

          [As and for a sinking fund for the retirement of the Notes and so long as any of the Notes remain Outstanding and unpaid, the Issuer will pay to the Trustee in cash (subject to the right to deliver certain Notes in credit
therefor as in the Indenture provided), on or before      and on or before in
each year thereafter to and including        an amount sufficient to redeem
$____________ principal amount of the Notes (or such lesser amount equal to the principal amount then Outstanding) at 100% of the principal amount thereof (the "sinking fund redemption price"), together with accrued interest to the date fixed for redemption. The Notes shall be redeemed through the operation of the
sinking fund as herein provided on        and on each         thereafter to and
including         on notice as set forth in the Indenture.  [At its option the
Issuer may pay into the sinking fund for the retirement of Notes, in cash
except as provided in the Indenture, on or before       and on or before in
each year thereafter to and including an amount sufficient to redeem an additional principal amount of Notes up to but not to exceed $__________ at the sinking fund redemption price. To the extent that the right to such optional sinking fund payment is not exercised in any year, it shall not be cumulative or carried forward to any subsequent year.] The Trustee shall select Notes for redemption, by prorating, as nearly as may be, the principal amount of



____________________

(6) To be used for convertible Securities.

Notes to be redeemed among the Holders of Notes.   The Trustee shall make such
adjustments, reallocations and eliminations to such proration as it shall deem proper to the end that the principal amount of Notes so redeemed shall be $1,000 or a multiple thereof, by increasing or decreasing or eliminating the amount which would be allocable to any Holder on the basis of exact proration by an amount not exceeding $1,000. The Trustee in its discretion may determine the particular Notes (if there are more than one) registered in the name of any Holder which are to be redeemed, in whole or in part.](7)

          Upon due presentment for registration of transfer of this Note at the office or agency of the Issuer in the Borough of Manhattan, The City of New York, a new Note or Notes of authorized denominations for an equal aggregate principal amount will be issued to the transferee in exchange herefor, subject to the limitations provided in the Indenture, without charge except for any stamp or other tax or other governmental charge imposed in connection therewith.

          The Issuer, the Trustee and any agent of the Issuer or the Trustee may deem and treat the registered Holder hereof as the absolute owner of this Note (whether or not this Note shall be overdue and notwithstanding any notation of ownership or other writing hereon), for the purpose of receiving payment of, or on account of, the principal hereof (including any premium) and, subject to the provisions on the face hereof, interest hereon, and for all other purposes; and neither the Issuer nor the Trustee nor any agent of the Issuer or the Trustee shall be affected by any notice to the contrary.

          No recourse under or upon any obligation, covenant or agreement of the Issuer in the Indenture or any indenture supplemental thereto or in any Note, or because of any indebtedness evidenced hereby or thereby, shall be had against any incorporator, as such, or against any past, present or future stockholder, officer or director, as such, of the Issuer or of any successor, either directly or through the Issuer or any successor, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance hereof and as part of the consideration for the issue hereof.



____________________

(7) To be used for Securities with sinking fund provisions.

          Terms used herein which are defined in the Indenture shall have the respective meanings assigned thereto in the Indenture.

                                   ASSIGNMENT


                 FOR VALUE RECEIVED the undersigned hereby sell(s), assign(s) and transfer(s) unto

________________________________________________________________________________
    PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

________________________________________________________________________________

________________________________________________________________________________
        PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING POSTAL
                            ZIP CODE, OF ASSIGNEE

the within Note and all rights thereunder, hereby irrevocably constituting and appointing ___________________ attorney to transfer said Note on the books of the Issuer, with full power of substitution in the premises.

Dated:__________________


                                          ______________________________________
                                          Signature

                                          NOTICE: The signature assignment must
                                                  correspond with the name as
                                                  it appears upon the face of
                                                  the within Note in every
                                                  particular, without
                                                  alteration or enlargement or
                                                  any change whatsoever.


______________________________
Signature Guarantee

NOTICE: The signature must be
guaranteed by an eligible
guarantor institution (banks,
stockbrokers, savings and loan
associations and credit unions
with membership in an approved
signature guarantee program)
pursuant to SEC Rule 17Ad-15.

                          [FORM OF CONVERSION NOTICE](8)

                 To:  Texas Instruments Incorporated

                 The undersigned owner of this Note hereby: (i) irrevocably exercises the option to convert this Note, or the portion hereof (which is $___ or an integral multiple thereof) below designated, into shares of Common Stock, par value $1.00 per share, of Texas Instruments Incorporated ("Common Stock") in accordance with the terms of the Indenture referred to in this Note and (ii) directs that such shares of Common Stock deliverable upon the conversion, together with any check in payment for fractional shares and any Note(s) representing any unconverted principal amount hereof, be issued and delivered to the registered holder hereof unless a different name has been indicated below. If this Note is being delivered on a date after the close of business on a record date and prior to the opening of business on the related interest payment date (unless this Note or portion hereof being converted has been called for redemption on a date fixed for redemption within such period), this Notice is accompanied by payment, in funds acceptable to the Issuer, of an amount equal to the interest payable on such interest payment date of the principal of this Note to be converted. If shares are to be delivered registered in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto. Any amount required to be paid by the undersigned on account of interest accompanies this Note.

Principal Amount to be
Converted (in an integral
multiple of $_______ if
less than all):
$_______________________

Dated:

                                        ______________________________
                                                  Signature

                                        ______________________________

                                        ______________________________

                                        ______________________________



____________________

(8) To be used for convertible Securities.

                                                 Address for delivery of Common
                                                 Stock and cash or Note(s) (such
                                                 Note(s) representing any
                                                 unconverted principal amount)



______________________________
Signature Guarantee

NOTICE: The signature must be
guaranteed by an eligible
guarantor institution (banks,
stockbrokers, savings and loan
associations and credit unions
with membership in an approved
signature guarantee program)
pursuant to SEC Rule 17Ad-15
if shares of Common Stock
are to be delivered, or Notes to
be issued, other than to and in the
name of the registered holder.


Fill in for registration of shares of Common Stock to be delivered, and of Notes to be issued, otherwise than to and in the name of the registered holder.



                                        ______________________________
                                        Social Security or Other
                                        Taxpayer Identifying Number


__________________________
        (Name)

__________________________
    (Street Address)

__________________________
 (City, State and Zip Code)
 (Please print name and
  address)






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